Exhibit 5

2700 First Indiana Plaza 135 North Pennsylvania Street Indianapolis, IN 46204 (317) 684-5000 Fax: (317) 684-5173

February 13, 2006

MainSource Financial Group, Inc.

201 N Broadway

Greensburg IN 47240

Dear Sirs:

We are acting as counsel to MainSource Financial Group, Inc., an Indiana corporation (the “Company”), in connection with the registration by the Company of shares of the Company’s Common Stock, no par value (the “Common Stock”), to be issued by the Company in connection with the merger of Peoples Ohio Financial Corporation with and into the Company.  The Common Stock is the subject of a Registration Statement (the “Registration Statement”) filed by the Company on Form S-4 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below.  We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state “blue sky” or securities laws as may be applicable have been complied with and (b) any shares of Common Stock to be issued by the Company have been issued and delivered as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

This opinion is limited to the laws of the United States and the State of Indiana.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed under the Securities Act of 1933 relating to the Common Stock.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ BOSE McKINNEY & EVANS LLP